Exhibit 99.1

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN BOARD OF DIRECTORS AUTHORIZES

NEW $750 MILLION SHARE REPURCHASE PROGRAM

VALLEY FORGE, Pa. August 10, 2006 — AmerisourceBergen Corporation’s (NYSE: ABC) today announced that its Board of Directors has authorized a new share repurchase program which allows the Company to repurchase up to $750 million of its outstanding shares of common stock subject to market conditions.

The new repurchase program will begin after completion of the AmerisourceBergen’s current repurchase program, which has approximately $238.7 million remaining. As of July 31, 2006, the Company had approximately 201.6 million common shares outstanding.

AmerisourceBergen will repurchase the shares from time to time for cash in open market transactions or by other means in accordance with applicable federal securities laws, and will hold any repurchased shares as treasury shares, which will be available for general corporate purposes.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $59 billion in annualized revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people. AmerisourceBergen is ranked #27 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include statements addressing management’s views with respect to future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plan to consolidate its distribution network. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement changes arising from the Medicare Modernization Act); declines in the amounts of market share rebates offered by pharmaceutical manufacturers to the PharMerica long-term care business, declines in the amounts of rebates that the PharMerica Long-Term Care business can retain, and/or the inability of the business to offset the rebate reductions that have already occurred or any rebate reductions that may occur in the future; fluctuations in market interest rates; operational or control issues arising from the Company’s outsourcing of information technology activities; the Pharmaceutical Distribution segment’s ability to continue to successfully transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar - Canadian dollar exchange rate and other foreign exchange rates; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of the Company generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1 (Business) under the heading “Certain Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006.

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